Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S‑4 of MPLX LP of our report dated April 5, 2016 relating to the financial statements of Hardin Street Marine LLC, which appears in MPLX LP's Current Report on Form 8-K/A dated May 2, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Toledo, Ohio
August 19, 2016